Exhibit 99.2

PLANTRONICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In conjunction with Plantronics’s Inc.’s (“Plantronics” or the “Company”) filing of registration statement on Form S-3 with the Securities and Exchange Commission on May 17, 2019, the Company is providing the following unaudited pro forma condensed combined financial information.
The Company’s audited consolidated statement of operations for the year ended March 31, 2019 included in its Annual Report on Form 10-K filed on May 17, 2019 (“Fiscal 2019 Form 10-K”) included Polycom, Inc.’s (“Polycom”) results of operations from July 2, 2018, the date of the Company’s acquisition of Polycom (the ”Acquisition”), through March 31, 2019 as discussed in Note 4 “Acquisition” in the Fiscal 2019 Form 10-K. The following unaudited pro forma condensed combined statement of operations below separately presents Polycom’s historical results of operations from April 1, 2018 to June 30, 2018. The unaudited pro forma condensed combined statement of operations is based on the historical financial statements of the Company and Polycom after giving effect to the Company’s acquisition of Polycom as if the acquisition had occurred on April 1, 2017.

A pro forma balance sheet as of March 31, 2019 is not presented as the Company’s consolidated balance sheet as of March 31, 2019 included in its Fiscal 2019 Form 10-K reflects the Acquisition.
The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2019 includes all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable. It excludes non-recurring items directly related to the Acquisition.
The unaudited pro forma condensed combined statement of operations is presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and is not intended to represent or to be indicative of the Company’s results of operations would have been had the acquisition occurred on the date indicated. The unaudited pro forma condensed combined statement of operations also may not be useful in predicting the future results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined statement of operations does not reflect any operating efficiencies or cost savings that the Company may achieve with respect to the combined companies.
This unaudited pro forma condensed combined financial information should be read in conjunction with Plantronics’ historical consolidated financial statements and notes thereto contained in Plantronics’ Annual Report on Form 10-K for the year ended March 31, 2019 and the historical consolidated financial statements and accompanying notes of Polycom included in Plantronics’s Current Report on Form 8-K/A filed on August 31, 2018.

PLANTRONICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2019
(in thousands, expect per share amounts)

	Plantronics	Polycom
	Historical	Historical
	3/31/2019	6/30/2018	Pro Forma		Plantronics
	[1]	[2]	Adjustments	Notes	Pro Forma
Net Revenues
Net product revenues	$1,510,770	$198,281	$691	(a)	$1,708,344
			(1,398)	(b)
Net service revenues	163,765	80,829	(12,152)	(b)	232,442
Total net revenues	1,674,535	279,110	(12,859)		1,940,786

Cost of revenues:					—
Cost of product revenues	902,625	93,745	27,568	(c)	1,023,938
Cost of service revenues	77,771	28,765			106,536
Total cost of revenues	980,396	122,510	27,568		1,130,474
Gross profit	694,139	156,600	(40,427)		810,312
Operating expenses:
Research, development, and engineering	201,886	36,747	—		238,633
Selling, general, and administrative	567,879	106,080	(19,215)	(d)	655,321
			(14,190)	(e)
			691	(f)
			15,099	(c)
			(1,023)	(a)
(Gain) loss, net from litigation and other settlements	975	42,636	—		43,611
Restructuring and other related charges (credits)	32,694	1,527	—		34,221
Total operating expenses	803,434	186,990	(18,638)		971,786
Operating income	(109,295)	(30,390)	(21,789)		(161,474)
Interest expense	(83,000)	(24,340)	6,933	(g)	(100,407)
Other non-operating income and (expense), net	6,603	23,196	(22,143)	(h)	7,656
Income (loss) before income taxes	(185,692)	(31,534)	(36,999)		(254,225)
Income tax expense (benefit)	(50,131)	(8,092)	(8,130)	(i)	(66,127)
			226	(a)
Net loss	$(135,561)	$(23,442)	$(28,869)		$(188,098)

Net loss per common unit:
Basic	$(3.61)				$(4.81)
Diluted	$(3.61)				$(4.81)
Weighted average common units outstanding:
Basic	37,569		1,520	(j)	39,089
Diluted	37,569		1,520	(j)	39,089
[1] Plantronics historical amounts for the year ended March 31, 2019, as filed in the Form 10-K on May 17, 2019, include results of Polycom beginning July 2, 2018, the date of the Acquisition.
[2] This column presents Polycom’s historical results of operations for the three months ended April 1, 2018 to June 30, 2018.

PLANTRONICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2019 has been prepared based on Plantronics’ and Polycom’s historical results of operations, giving effect to the Company’s acquisition of Polycom as if the acquisition had occurred on April 1, 2017 and related adjustments described in these notes. In addition, certain items have been reclassified from Polycom’s historical statement of operation to align them with Plantronics’ financial statement presentation.

The unaudited pro forma condensed combined statement of operations gives effect to pro forma adjustments that are (1) directly attributable to the business combination, (2) factually supportable and (3) expected to have a continuing impact on the combined results following the business combination.

Plantronics accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The unaudited pro forma condensed combined statement of operations does not necessarily reflect what the combined company’s results of operations would have been had the Acquisition occurred on April 1, 2017. It also may not be useful in predicting the future results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined statement of operations does not reflect any operating efficiencies or cost savings that the Company may achieve.

The unaudited pro forma condensed statement of operations should be read in conjunction with Plantronics’ historical consolidated financial statements and notes thereto contained in Plantronics’ Annual Report on Form 10-K for the year ended March 31, 2019, and the historical consolidated financial statements and accompanying notes of Polycom included in the Company’s Current Report Form 8-K/A filed on August 31, 2018.

Accounting Periods Presented

The unaudited pro form condensed combined statement of operations of Plantronics and Polycom for the year ended March 31, 2019 is presented as if the Acquisition had taken place on April 1, 2017. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2019 combines the historical results of operations of Plantronics for the year ended March 31, 2019 and the historical results of operations of Polycom for the three months ended June 30, 2018. The historical results of operations of Plantronics include the results of operations of Polycom from July 2, 2018, the date of acquisition. The adjustments described in the accompany notes to these unaudited pro forma condensed combined financial information reflect the three month period ending June 30, 2018 as nine months of Polycom’s results post acquisition were included in the consolidated results of operations of Plantronics for the year ended March 31, 2019.

2. Preliminary Purchase Consideration

The preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the acquisition date is as follows:

(in thousands)	July 2, 2018
ASSETS
Cash and cash equivalents	$80,139
Trade receivables, net	165,449
Inventories	109,074
Prepaid expenses and other current assets	68,451
Property and equipment, net	79,497
Intangible assets	985,400
Other assets	27,237
Total assets acquired	$1,515,247

LIABILITIES
Accounts payable	$80,653
Accrued payroll and related liabilities	44,538
Accrued expenses	144,051
Income tax payable	27,044
Deferred revenue	115,061
Deferred income taxes	98,342
Other liabilities	51,796
Total liabilities assumed	$561,485

Total identifiable net assets acquired	953,762
Goodwill	1,262,883
Total Purchase Price	$2,216,645

The Company’s purchase price allocation is preliminary and subject to revision as additional information related to the fair value of assets acquired and liabilities assumed are finalized.

3. Pro Forma Adjustments

The following pro forma adjustments relate to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2019.

(a)
Reflects adjustment to Polycom’s revenue and selling, general and administrative costs based on management’s evaluation of Polycom’s sales arrangements under ASC 606, Revenue from Contracts with Customer (“ASC 606”), which Plantronics adopted on April 1, 2018. As Polycom was a privately held company and had not adopted ASC 606 at the time of the Acquisition, Polycom’s historical results of operations have been adjusted to conform to the timing and method of adoption of ASC 606 used by Plantronics.

(b)	Reflects the reduction in revenue for the three months ended June 30, 2018 based on the fair value estimates of the acquired deferred revenue. This amount was determined to have a continuing impact.

(c)	Reflects the amortization expense adjustments based on the fair value estimates of the acquired intangibles.

	Fair Value	Average Remaining Useful Life (years)	Pro Forma Amortization Expense	Amortization Expense Recorded (7/2/18 to 3/31/19)	Pro Forma Amortization Expense Adjustment
Existing Technology	$566,708	5.1	$110,270	$82,702	$27,568
In-process Technology	29,892	—	—	—	—
Customer Relationships	245,100	5.1	48,267	36,200	12,067
Backlog	28,100	1.0	28,100	28,100	—
Trade Name / Trademarks	115,600	9.0	12,844	9,633	3,211
Total	$985,400		$199,481	$156,635	$42,846

Less: Polycom's historical intangible assets and amortization expense					$180

Increase to pro forma intangibles and amortization expense					$42,666

(d)	Reflects the elimination of Plantronics’ and Polycom’s transaction-related expenses that are included within each company’s historical general and administrative expense.

(e)
Reflects the elimination of Polycom’s historical amortization of goodwill to align with a public company’s accounting policy for goodwill. As a private company prior to the acquisition, Polycom had elected to amortize goodwill as part of its accounting policy.

(f)	Reflects the depreciation expense adjustments based on the fair value estimates of the acquired property, plant, and equipment.

	Fair Value	Average Remaining Useful Life (years)	Pro Forma Depreciation Expense
Computer equipment and software	$28,520	2.3	$12,320
Equipment, furniture and fixtures	22,119	3.9	5,721
Tooling equipment	5,602	4.0	1,401
Leasehold improvements	19,492	4.0	4,873
Total	$75,733		$24,315

Less: Depreciation expense recorded by Plantronics on acquired Polycom's assets for 7/2/18 to 3/31/19			19,303

Less: Polycom's historical depreciation expense			4,321

Increase to pro forma depreciation expense			$691

(g)
Reflects adjustment to interest expense for the year ended March 31, 2019, based upon: (i) interest expense on the Credit Facility (the credit agreement entered into by the Company in connection with the Acquisition on July 2, 2018), (ii) amortization of deferred financing costs of $30.3 million based on an estimated amortization period of 84 months, , and (iii) the elimination of Polycom’s historical interest expense for the quarter ended June 30, 2018 as Polycom’s pre-existing debt was settled in connection with the acquisition.

(in thousands)	Year Ended March 31, 2019
Interest on term loan facility borrowing	$61,686
Amortization of deferred financing costs and discounts from the Credit Facility	3,691
Total interest expense	65,377
Less:
Interest expense recorded for the Credit Facility for 7/2/18 to 3/31/19	47,970
Historical Polycom interest expense for 4/1/18 to 7/1/18	24,340
Net pro forma adjustment to interest expense	$6,933

(h)	Reflects the elimination of Polycom’s historical gain recognized on its cross-currency swap, settled in connection with the Acquisition.

(i)
Reflects the income tax expense/benefit of the pro forma adjustments based on management’s estimate of the blended applicable statutory tax rate of 21% for the jurisdictions associated with the respective pro forma adjustments. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will likely vary from the statutory tax rate in periods subsequent to the Acquisition.

(j)
The impact to basic and diluted weighted-average shares outstanding resulting from the 6.4 million Plantronics common shares issued as part of the acquisition purchase price. For the year ended March 31, 2019, the historical Plantronics weighted -average shares outstanding reflected the 6.4 million shares as outstanding for nine months; therefore, the pro forma adjustment increased the shares outstanding by 1.5 million.